RISE PROVIDES DETAILS OF UPCOMING EXPLORATION PROGRAM AT IDAHO-MARYLAND

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Exploration Drilling at Idaho-Maryland to commence within 6 weeks

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Targeting Idaho #1 Vein with past production of 935,000 oz gold at an average mill head grade of 38.6 gpt gold

September 21, 2017 – Vancouver, British Columbia – Rise Gold Corp. (CSE: RISE, OTC: RYES) (“Rise” or the “Company”) is pleased to provide further details on the upcoming exploration drilling program at the Idaho-Maryland (“I-M”) Gold Project located in Nevada County, California.

The Company plans to commence diamond drilling in October 2017. The Company will drill a series of widely spaced holes to test a target area on the western side of the I-M Deposit below the area where the historic operator ceased operations upon the mine’s shutdown in 1942 and 1955.

The exploration target sits at the approximate depth of the lowest level of the mine, the B3280 Level, or 1000 m vertical depth below surface. The New Brunswick Shaft extends from surface to this lowest level.

The Company’s goal with the initial drilling program is to demonstrate that significant new discoveries and definition of high-grade mineral resources can be achieved through exploration drilling from surface.

The Company will utilize the wealth of detailed historical geological information and its advanced digital model to target mineralized zones. The Company plans to utilize directional drilling techniques to ensure drilling intersects these targets accurately and to drill multiple branch holes to substantially reduce the total amount of drilling required to test the targets.

The Company will engage Devico AS to perform directional drilling services. Devico has more than 25 years experience with directional core drilling and is the global market leader in providing directional coring services. Devico has provided services to many major exploration programs, including Agnico-Eagle’s Kittila mine where it is used extensively in their ongoing exploration drilling program.

Each mother hole will have an average length of ~1,230 m with numerous veins and stockworks zones to be tested starting from ~930 m drill hole depth to the end of the hole. Several branch holes will be drilled from the mother-hole to substantially reduce the total overall amount of drilling required.  Each drill-hole will test multiple mineralized horizons as follows:

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Exploration of Idaho #1 Vein Target

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Historic drifting at the lowest mine level was abandoned in high-grade mineralization in 1942 as a result of the War Production Board order to close all major gold mines.

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Historic channel samples include 481 gpt gold over 1.2 m, 142 gpt gold over 2.5 m and 21 gpt gold over 4.5 m.

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Past production of the Idaho #1 Vein is estimated at 935,000 oz gold at an average mill head grade of 38.6 gpt gold.

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 Potential for wide diabase mineralization adjacent to Idaho #1 Vein.

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Diabase dike in hanging wall of Idaho #1 Vein is known to be mineralized locally.

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Wide zones of lower grade mineralization adjacent to high-grade quartz vein have potential to significantly increase the mineable width of the Idaho #1 Vein.

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Historic intercepts in mineralized diabase adjacent to #1 Vein include drillhole I2400-8 which assayed 2.7 gpt gold over 5.9 m and drillhole I2400-40 which assayed 3.7 gpt gold over 11.9 m.

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Discover new “Brunswick-Style” mineralization below 52 Vein / 60 Winze Area.

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New discovery of extensive mineralized veins and stockworks in the 52 Vein area by historic operator in 1941 on the I2700 Level prior to World War II government ordered shutdown.

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52 Vein area is located approximately 240 m from contact of the Brunswick Block.

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Potential for the discovery of multiple new veins and stockwork zones in the region below the 52 Vein extending to the contact of the Brunswick Block and the Idaho #1 Vein.

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Follow-up historic intercepts I2400-30 and I2400-31.

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In 1949 the historic operator drilled two holes above and to the west of the 52 Vein area but did not develop the area due to lack of mining infrastructure in the area.

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Historic drillhole I2400-31 assayed 16.5 gpt gold over 9.2 m.

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Historic drillhole I2400-30 intersected two veins which assayed 4.1 gpt gold over 6.1 m and 5.4 gpt gold over 13.3 m.

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Further drilling in this area will provide information on the orientation and extent of these mineralized quartz veins.

General Description of the I-M Deposit

The central feature of the I-M Deposit is the Brunswick Block; a massive, wedge-shaped, block of “greenstone” rock which tapers at depth. The Brunswick Block is bounded on three sides by three major faults; the 6-3 fault to the east, the Idaho fault system to the north, and the Morehouse fault to the west. These three faults are the contact between the Brunswick Block and the serpentinite rock that surrounds it.

The three major faults are believed to be the locus of the mineralization of the I-M Deposit. There are two types of mineralization at the I-M Deposit. Idaho-style mineralization is located on the outside perimeter of the Brunswick Block and hosted in serpentinite. Brunswick-style mineralization is located on the inside perimeter of the Brunswick Block and hosted in the “greenstone” block itself.

Idaho style mineralization generally consists of singular continuous quartz veins which are hosted in serpentinite and closely wrap around and mirror the shape of the Brunswick Block. The Idaho style mineralization is of remarkable grade and 2/3rds of the gold mined at I-M has come from the Idaho veins. Past production from the Idaho veins is estimated at 1,621,000 oz gold at an average mill head grade of 28.4 gpt gold.

Brunswick style mineralization is hosted in the Brunswick Block itself and radiates into the block from the bounding major faults. The most intense mineralization is commonly found within 150 m of the contact and important mineralization is typically located with 300 m of the contact. Many parallel and connecting veins make up the Brunswick vein system and veins are often accompanied by extensive stockwork zones adjacent to the solid quartz veins. Significant production from the Brunswick style did not commence until late in the mine’s history. Past production from the Brunswick style is estimated at 793,000 oz gold at an average mill head grade of 9.3 gpt gold with the great majority of this production after 1936.

Exploration of the Idaho #1 Vein

The exploration drill will be sited on Company owned land, west of the New Brunswick shaft. This position is roughly in the centre of the Brunswick Block. Drillholes will be drilled through the Brunswick Block and into the serpentine rocks which host the Idaho-style mineralization.

The end-of-hole target will be directly underneath the historic Idaho #1 Vein workings. The #1 Vein was the best mineralized of the Idaho veins with historic production estimated at 935,000 oz gold at an average mill head grade of 38.6 gpt gold. The lowest level of historic production on the #1 Vein by the historic operator was on the I2400 Level. By late 1941 the historic operator completed a major capital project by completing the 45 Winze, an inclined shaft and hoist, in order to reach the I2400 Level. They quickly located the western end of the #1 Vein and drifted in mineralization for 165 m before being forced by the US government to shut down in 1942, with the face still in mineralization. Historic channel samples from this drifting assayed up to 481 gpt gold over 1.2 m, 142 gpt gold over 2.5 m and 21 gpt gold over 4.5 m.

The historic mine operator never returned to the #1 Vein after the 1942 shutdown, despite the strong recommendations to do so from its geological staff. After World War II ended, the company lost access to most of the Idaho workings. In this era of mining, rock bolting for ground support was not common practice, instead the mine operators used timber extensively for ground support in the Idaho Mine. The serpentinite rocks often swell when exposed to air which damaged the rigid timber supports. After WWII, the company could not afford the manpower to repair and maintain this timber support and focused their efforts primarily on the existing developed reserves in the Brunswick Mine.

In late 1953, the company discovered the eastern end of the Idaho #1 Vein by diamond drilling and immediately began drifting in mineralization towards the abandoned face on I2400 West. They completed 76 m of drifting and the heading was stopped in mineralization when the mine ceased all gold mining in 1955. The company was 414 m from completing the connection to the I2400 West when mining stopped. Assuming the #1 Vein is continuous between the west and east drifts, it would have a strike length of 655 m and is open to further exploration at depth.

About Rise Gold Corp

Rise is an exploration-stage mining company. The Company’s principal asset is the historic past producing Idaho-Maryland Gold Mine located in California, USA. The Idaho-Maryland Gold Mine is one of the United States’ greatest past producing gold mines with total past production of 2,414,000 oz of gold from 1866-1955. Rise is a US corporation incorporated in Nevada, USA and maintains its head office in Vancouver, British Columbia, Canada.

On behalf of the Board of Directors:

Benjamin Mossman

President, CEO and Director

Rise Gold Corp.

For further information, please contact:

RISE GOLD CORP

Suite 488, 1090 West Georgia Street

Vancouver, BC V6E 3V7

T: 604.260.4577

info@risegoldcorp.com

www.risegoldcorp.com

Benjamin Mossman, P.Eng, CEO of the Rise Gold Corp, is the Qualified Person responsible for the content of this news release. The CSE has not reviewed, approved or disapproved of the contents of this news release.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of applicable securities laws. Forward-looking statements are frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words or statements that certain events or conditions “may” or “will” occur.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Such forward-looking statements are subject to risks, uncertainties and assumptions related to certain factors including, without limitation, obtaining all necessary approvals, meeting expenditure and financing requirements, compliance with environmental regulations, title matters, operating hazards, metal prices, political and economic factors, competitive factors, general economic conditions, relationships with vendors and strategic partners, governmental regulation and supervision, seasonality, technological change, industry practices, and one-time events that may cause actual results, performance or developments to differ materially from those contained in the forward-looking statements.  Accordingly, readers should not place undue reliance on forward-looking statements and information contained in this release. Rise undertakes no obligation to update forward-looking statements or information except as required by law.